UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

ALBANY MOLECULAR RESEARCH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY	12212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 512-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below) :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph

This current report on Form 8-K/A updates information provided on a Form 8-K dated January 25, 2011 in which Albany Molecular Research, Inc. (AMRI) provided certain information related to the Allegra family of products.  Specifically, this amendment clarifies financial accountability amongst the plaintiffs for the bond posted as security related to the preliminary injunction granted by the United States District Court on June 14, 2010.

Item 8.01 Other Events

Albany Molecular Research, Inc. and its exclusive licensee, sanofi-aventis US, filed a stipulation regarding generic versions of Allegra (fexofenadine HCl and fexofenadine HCl-pseudophedrine) products with the United States District Court for the District of New Jersey on January 28, 2011.  The stipulation permits an immediate appeal of the District Court’s Markman ruling which was filed on January 14, 2011.   The District Court’s Markman ruling contained a restrictive interpretation of a patent claim limitation to require a high purity for a chemical intermediate.  This ruling was different from the same Court’s interpretation of that same claim limitation when a preliminary injunction was issued in June of 2010.  The stipulation filed by AMRI and sanofi-aventis US states that based on the Court’s Markman ruling, AMRI and sanofi-aventis US cannot prove infringement of U.S. Patent No. 7,390,906 by Dr. Reddy’s generic Allegra products. As a result of the stipulation, the District Court has lifted the preliminary injunction prohibiting Dr. Reddy’s Laboratories from commercializing its generic version of Allegra-D® 24-Hour (fexofenadine HCl-pseudophedrine) tablets in the United States.

The parties agreed that there will be no application for a decision on the $40 million security, posted by sanofi-aventis US in connection with the preliminary injunction, without prior approval of the Court, until after resolution of the appeal.  AMRI was not required to post any security in support of the preliminary injunction issued in June 2010.

On January 25, 2011, sanofi-aventis US and its U.S. Consumer Healthcare Division, Chattem, Inc. announced that the U.S. Food and Drug Administration (FDA) approved the Allegra® (fexofenadine HCl) family of allergy medication products for over-the counter (OTC) use. The Allegra® family of products will be available in the United States without a prescription in March 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2011	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Mark T. Frost
Name: Mark T. Frost
Title: Senior Vice President, Administration,
Chief Financial Officer and Treasurer